CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement on Form S-8 (No. 333-08437).


Phoenix, Arizona
 March 26, 1998.